UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2012

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 234-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Continental Resources, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”) on August 10, 2012. At the Special Meeting, the Company’s shareholders were requested to approve the issuance of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the terms and conditions of the Reorganization and Purchase and Sale Agreement, dated as of March 27, 2012 (the “Purchase and Sale Agreement”), among the Company, Wheatland Oil Inc. and the shareholders of Wheatland Oil Inc., in accordance with Section 312.03(b) of the New York Stock Exchange Listed Company Manual and the requirements of the Purchase and Sale Agreement (“Proposal No. 1”).

Proposal No. 1 is more fully described in the Company’s proxy statement filed on July 9, 2012. The certified results of the matter voted upon at the Special Meeting are as follows:

Proposal No. 1:

For	Against	Abstentions	Broker Non-Votes
170,098,801	359,742	30,788	0

The Purchase and Sale Agreement entered into in connection with Proposal No. 1 also required Proposal No. 1 be approved by a majority of the issued and outstanding shares held by shareholders other than members of the Company’s Board of Directors, its executive officers, Harold G. Hamm and his affiliates, and Jeffrey B. Hume and his affiliates (referred to collectively as the “Excluded Shareholders”). As of the June 29, 2012 record date for the Special Meeting there were 181,155,020 shares of Common Stock outstanding, of which the Excluded Shareholders may be deemed to beneficially own in the aggregate 124,345,736 shares. As a result, in order to satisfy the Purchase and Sale Agreement requirement described above, it was necessary for Proposal No. 1 to receive at least 28,404,643 “for” votes from shareholders other than Excluded Shareholders. Proposal No. 1 received 45,753,065 “for” votes at the Special Meeting from shareholders other than the Excluded Shareholders and the Purchase and Sale Agreement requirement described above was satisfied.

In addition, the vote cast at the Special Meeting satisfies the requirement of Section 312.03(b) of the New York Stock Exchange Listed Company Manual that the issuance of shares be approved by a majority of votes cast on Proposal No. 1 at the Special Meeting, provided the total vote cast on Proposal No. 1 represents over 50% in interest of all securities entitled to vote on the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC.
Dated: August 16, 2012

	By:	/s/ Eric S. Eissenstat
Eric S. Eissenstat
Senior Vice President, General Counsel & Secretary